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                                                                     EXHIBIT 5.1



                               January 8, 1999


(212) 351-4000                                                      18530-00005

broadcast.com inc.
2914 Taylor Street
Dallas, Texas  75226

         Re: broadcast.com inc. Registration Statement on Form S-8 for 4,312,577 shares of Common Stock

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 (the "Registration Statement"), of broadcast.com inc., a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the offering by the Company of up to 4,312,577 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company, issuable pursuant to the terms of the Company's 1998 Employee Stock Purchase Plan ("Stock Purchase Plan"), 1998 Stock Option Plan ("1998 Stock Option Plan"), 1996 Non-Employee Directors Stock Option Plan (Amended and Restated as of June 1, 1997, as amended) ("Non-Employee Directors Stock Option Plan") and 1996 Stock Option Plan (Amended and Restated as of February 1, 1997) ("1996 Stock Option Plan").

         For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined, among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

         On the basis of and in reliance upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares being offered under the Stock Purchase Plan, the 1998 Stock Option Plan, the Non-Employee Directors Stock Option Plan and the 1996 Stock Option Plan (collectively, the "Plans"), when issued in accordance with the Registration Statement and the provisions of the applicable Plan, and upon receipt by the Company of the consideration as contemplated by such Plan, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons




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whose consent is required under Section 7 of the Securities Act or the General
Rules and Regulations of the Commission.



                                       Very truly yours,

                                       /s/ GIBSON, DUNN & CRUTCHER LLP